Unknown;Turmail, Linda A.;

           SUB-ITEM
                                    77Q1(A)

Master Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated January 1, 2002 as revised through November 1, 2014, are contained in Post-Effective Amendment No. 100 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 25, 2014, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.